EXHIBIT 10.4

Dated 8 November 2006

MARVELL INTERNATIONAL LTD.

as Chargor

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

as Administrative Agent

SHARE CHARGE

ALLEN & GLEDHILL ONE MARINA BOULEVARD #28-00 SINGAPORE 018989

ii

25.	Jurisdiction	27

Schedule 1 Rights of Administrative Agent		29

Schedule 2 Shares		31

Schedule 3 Form No. 9		32

iii

This Deed is made on 8 November 2006 between:

(1)                                 Marvell International Ltd., a Bermuda exempted company incorporated and existing under the laws of Bermuda with registration number EC29736 (the “Chargor”); and

(2)                                 Credit Suisse, Cayman Islands Branch (the “Administrative Agent”), as trustee for the benefit of, the Secured Parties (as defined in the Credit Agreement defined below).

Whereas:

(A)                               Pursuant to a Credit Agreement (the “Credit Agreement”, which term includes any amendment, amendment and restatement, supplement or modification thereof) dated as of November 8, 2006, made among (1) Marvell Technology Group Ltd (the “Borrower”), as borrower, (2) the lenders from time to time party thereto (the “Lenders”), as lenders, and (3) the Administrative Agent, the Borrower intends to borrow funds for the purposes set forth therein.

(B)                               Pursuant to a Guarantee Agreement (the “Guarantee Agreement”, which term includes any amendment, amendment and restatement, supplement or modification thereof) dated as of November 8, 2006 made among (1) the Borrower, as borrower, (2) the subsidiaries of the Borrower listed on the signature pages of the Guarantee Agreement (including the Chargor) (the “Guarantors”), as guarantors and (3) the Administrative Agent, the Guarantors agree to guarantee the obligations of the Borrower under (a) the Credit Agreement and (b) certain Hedging Agreements (as defined in the Credit Agreement).

(C)                               The Guarantee Agreement provides that the Lenders are not willing to make loans under the Credit Agreement unless the guarantee of the Chargor, as a Guarantor under the Guarantee Agreement, is secured by Liens (as defined in the Credit Agreement) on the assets of the Chargor.

(D)                               The Chargor has agreed to enter into this Deed and to create, upon the terms and conditions of this Deed, the security interest expressed to be created by this Deed over the Charged Assets (as defined below) as a continuing security interest to secure its Transaction Guarantee (as defined in the Credit Agreement).

It is agreed as follows:

1.                                      Definitions and Interpretation

1.1                               Definitions

In this Deed, unless a contrary indication appears, and except to the extent that the content requires otherwise, terms used in the Credit Agreement have the same meaning and construction and, in addition:

“Act” means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Charged Assets” means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets.

“Charges” means all or any of the Security created or expressed to be created by or pursuant to this Deed.

“Collateral” mean all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Administrative Agent pursuant to the Security Documents and when used with respect to the Chargor, “Collateral” means all its assets on which such a Lien is granted or purports to be granted by the Chargor

“Company” means Marvell Asia Pte Ltd, a company incorporated in Singapore with company registration number 199702379M, having its registered office at 151 Lorong Chuan #02-05 New Tech Park, Singapore 556741.

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(a)                                  an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

(b)                                 any other obligation (including any guarantee) that is contingent in nature at such time; or

(c)                                  an obligation to provide collateral to secure any of the foregoing types of obligations.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Delegate” means a delegate or sub-delegate appointed under Clause 8.2 (Delegation).

“Dividends” means, in relation to any Share, all present and future:

(a)                                  dividends and distributions of any kind and any other sum received or receivable in respect of that Share;

(b)                                 rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of that Share;

(c)                                  allotments, offers and rights accruing or offered in respect of that Share; and

(d)                                 other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Share.

“Party” means a party to this Deed.

“Permitted Liens” means (a) the Transaction Liens and (b) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.02 of the Credit Agreement.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the Winding-up, bankruptcy, insolvency or reorganisation of any one or more of the Lien Grantors (or would accrue but for the operation of applicable Winding-up, bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Ratings Release Conditions” means the following conditions for terminating all the Transaction Liens:

(a)                                  the Borrower shall have given notice to the Administrative Agent at least 15 days prior to a date (the “Release Date”) specifying such Release Date;

(b)                                 as of the Release Date, the corporate family rating of the Borrower shall be at least Baa3 by Moody’s and the corporate rating of the Borrower shall be at least BBB - by S&P, in each case with no negative outlook;

(c)                                  as of the Release Date, no Default shall have occurred and be continuing; and

(d)                                 on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed by the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, confirming the satisfaction of the preceding conditions.

“Secured Obligations” means (i) all principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents and (ii) all obligations of any Lien Grantor under any Hedging Agreement that is entered into with any counterparty that is the Arranger, the Administrative Agent or a Lender or an Affiliate of the Arranger, the Administrative Agent or a Lender, in each case at the time such Hedging Agreement is entered into.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Security” means a Lien or any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means this Deed and all other supplemental or additional charge documents or similar instruments delivered with respect to the Charged Assets pursuant to the Credit Agreement.

“Shares” means:

(a)                                  all present and future shares in the Company, including the shares issued and outstanding at the date of this Deed described in Schedule 2 (Shares); and

(b)                                 all warrants, options or other rights to subscribe for, purchase or otherwise acquire those shares,

in each case now or in the future owned by the Chargor or (to the extent of its interest) in which it now or in the future has an interest.

“Transaction Guarantee” means, with respect to the Chargor, its guarantee of the Secured Obligations pursuant to the Guarantee Agreement.

“Transaction Liens” means the Security granted by the Lien Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Winding-up” means winding-up, amalgamation, reconstruction, administration, judicial management, dissolution, liquidation, merger or consolidation or any analogous procedure or step in any jurisdiction.

1.2                               Construction

1.2.1                     Unless a contrary indication appears, any reference in this Deed to:

(i)                           “assets” includes present and future properties, revenues and rights of every description;

(ii)                        the “Administrative Agent”, the “Chargor”, any “Credit Party”, any “Lien Grantor”, any “Party” or any “Secured Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(iii)                     a “Loan Document” or any other agreement or instrument is to a reference to that Loan Document or other agreement or instrument as amended or novated;

(iv)                    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                       a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                    a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(vii)                 a provision of law is a reference to that provision as amended or re-enacted.

1.2.2                     Clause and Schedule headings are for ease of reference only.

1.2.3                     An Event of Default is “continuing” if it has not been remedied or waived.

1.3                               Third party rights

1.3.1                     Unless expressly provided to the contrary, a person who is not a Party (other than a Secured Party) has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Deed.

1.3.2                     Notwithstanding any terms of this Deed, the consent of any third party (other than a Secured Party) is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

2.                                      Security

The Chargor, as beneficial owner and as continuing security for its Transaction Guarantee and for the due and punctual payment and discharge of all the Secured Obligations guaranteed by the Chargor under its Transaction Guarantee, charges in favour of the Administrative Agent (as trustee for the benefit of the Secured Parties) by way of first fixed charge all of the Chargor’s present and future Shares and Dividends.

3.                                      Restrictions and Further Assurance

3.1                               Security

The Chargor shall not create or permit to subsist any Security (other than Transaction Liens) over any of its assets except for the Charges and the Permitted Liens, nor do anything else prohibited by or under the terms of the Credit Agreement, the Guarantee Agreement, the US Pledge Agreement or the Bermuda Pledge Agreement.

3.2                               Disposal

The Chargor shall not (nor shall it agree to) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any Charged Asset except, in the case of Dividends, as permitted by Clause 4.5 (Dividends prior to an Event of Default).

3.3                               Further assurance

The Chargor shall promptly do whatever the Administrative Agent reasonably requests:

3.3.1                     to perfect or protect the Charges or the priority of the Charges; or

3.3.2                     to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Administrative Agent or any Delegate,

including, without limitation, executing any transfer, charge, mortgage, assignment or assurance of the Charged Assets (whether to the Administrative Agent or its nominees or otherwise), making any registration and giving any notice, order or direction.

3.4                               Bermuda filing

The Chargor will promptly after the execution of this Deed, cause to be filed, in Bermuda, a Form 9 with the Registrar of Companies of Bermuda in substantially the form attached hereto as Schedule 3 (Form 9).

4.                                      Charged Assets

4.1                               Acquisition

The Chargor shall, as soon as practicable, notify the Administrative Agent of its acquisition of, or agreement to acquire, any Shares.

4.2                               Documents

The Chargor shall, on the date of this Deed and, where Shares are acquired by it after the date of this Deed, on the date of such acquisition:

4.2.1                     deposit with the Administrative Agent, or as it directs, all certificates representing the Shares; and

4.2.2                     execute and/or deliver to the Administrative Agent such other documents relating to the Shares, including stamped transfers of Shares executed in blank, as the Administrative Agent requires.

4.3                               Voting prior to an Event of Default

At any time before an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified the Chargor of its intent to exercise its rights under this Deed, the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit provided that:

4.3.1                     it does so for a purpose not inconsistent with any Loan Document; and

4.3.2                     the exercise of or failure to exercise those rights would not have an adverse effect on the value of the relevant Shares or the Charged Assets and would not otherwise prejudice the interests of any Secured Party under any Loan Document.

4.4                               Voting after an Event of Default

At any time after an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified the Chargor of its intent to exercise its rights under this Deed:

4.4.1                     the Administrative Agent shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit; and

4.4.2                     the Chargor shall comply or procure the compliance with any directions of the Administrative Agent in respect of the exercise of those rights and shall promptly execute and/or deliver to the Administrative Agent such forms of proxy as it requires with a view to enabling such person as it selects to exercise those rights.

4.5                               Dividends prior to an Event of Default

At any time before an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified the Chargor of its intent to exercise its rights under this Deed, the Chargor is entitled to receive, retain and use any Dividends or any other distribution.

4.6                               Dividends after an Event of Default

At any time after an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have notified the Chargor of its intent to exercise its rights under this Deed, the Administrative Agent shall have the right to receive and retain all Dividends and the Chargor shall take all such action as the Administrative Agent may deem necessary or appropriate to give effect to such right and if any Dividend or other distribution is received by the Chargor at such time, the Chargor shall hold such Dividend or other distribution received by it on trust for the benefit of the Administrative Agent and the Secured Parties and, if the Administrative Agent so directs, shall forthwith upon demand by the Administrative Agent pay the same over to the Administrative Agent or as it may direct, provided that after all Events of Default have been remedied, the Administrative Agent’s right to retain any such Dividend or other distribution shall cease and the Administrative Agent shall pay over to the Chargor, without interest, any such Dividends or other distributions that the Chargor would otherwise be permitted to receive, retain and use pursuant to Clause 4.5 (Dividends prior to an Event of Default).

5.                                      General Undertakings

5.1                               Authorisations

The Chargor shall promptly obtain, comply with and maintain in full force and effect, any Authorisation required to enable it to perform its obligations under this Deed and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and any other relevant jurisdiction of this Deed.

5.2                               Compliance with laws

The Chargor shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a material adverse effect on the validity, enforceability or priority of the Security created by this Deed.

5.3                               Depreciation of Charged Assets

The Chargor shall not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Charged Assets.

5.4                               No prejudicial conduct

The Chargor shall not do, or permit to be done, anything which could prejudice the Charges.

5.5                               Discharge other debts

The Chargor shall punctually pay and discharge all debts and obligations which by law have priority over the Charges.

5.6                               Transfers

The Chargor shall at the request of the Administrative Agent, at any time after an Event of Default shall have occurred and be continuing, procure the passing, by the board of directors of the Company of a resolution, in terms approved by the Administrative Agent, approving the registration of the transfers of all of the Charged Assets, or any Charged Assets specified in the relevant request, to the Administrative Agent or, as the Administrative Agent may direct, any third party.

5.7                               Memorandum and Articles of Association

The Chargor will (unless it has already done so) cause the Articles of Association of the Company to be amended in the manner requested by the Administrative Agent for the purpose of ensuring:

5.7.1                     that the directors of the Company shall not decline to register, or suspend the registration of, any transfer of any Shares where such transfer is executed (whether as transferor or transferee) by any bank or financial institution holding any Security over such Shares, or by any nominee of such bank or financial institution;

5.7.2                     that any bank or other institution (including any agent or trustee on behalf of such bank or other institution) holding any Security over any Shares have been charged by way of security from time to time, shall have a first fixed charge over such Shares, ranking in priority over any lien expressed to be created under the Articles of Association of the Company (which shall in all respects be subject to such first fixed charge) whether the period for the payment, fulfilment or discharge of the relevant secured debt shall have actually arrived or not, and, regardless of when such charge and such Security was created;

5.7.3                     that any bank or other institution (including any agent or trustee on behalf of such bank or other institution) holding any Security over any Shares, shall not be required to provide any other evidence to prove its title to those Shares apart from the certificates of the Shares, but shall not, unless the Administrative Agent shall otherwise have given its prior consent in writing, cause, procure or allow any other amendments or variations to be made to the Memorandum of Association or Articles of Association of the Company which may have the effect of superseding, revoking or otherwise negating the abovementioned amendments.

5.8                               Change of name or corporate structure

5.8.1                     The Chargor shall not:

(i)                           change its name or corporate structure;

(ii)                        change its location (determined as provided in UCC Section 9-307); or

(iii)                     become bound, as provided in UCC Section 9-203(d), by a security agreement entered into by another Person as lien grantor,

unless it shall have given the Administrative Agent prior notice thereof and delivered a certificate of a Financial Officer with respect thereto in accordance with Clause 5.8.2.

5.8.2                     At least 30 days before it takes any action contemplated by Clause 5.8.1, the Chargor will, at the Borrower’s expense, cause to be delivered to the Administrative Agent a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that:

(i)                           all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from the Chargor after it takes such action (except any continuation statements specified in such certificate that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose;

(ii)                        all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full; and

(iii)                     except as otherwise agreed by the Required Lenders, such action will not adversely affect the perfection or priority of the Charges on any of the Charged Assets after it takes such action or the accuracy of the  representations and warranties of the Chargor set out in Clause 6 (Representations and Warranties) relating to the Charged Assets.

6.                                      Representations and Warranties

The Chargor makes the representations and warranties set out in this Clause 6 to the Administrative Agent on the date of this Deed.

6.1                               Binding obligations

The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable, subject to:

6.1.1                     any general principles of law limiting its obligations or the enforceability of the Security expressed to be created by this Deed which are specifically referred to in any legal opinion delivered pursuant to a Loan Document; or

6.1.2                     the requirements specified at the end of Clause 6.2 (Validity and admissibility in evidence).

6.2                               Validity and admissibility in evidence

All Authorisations required or desirable:

6.2.1                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed and the transactions contemplated by it;

6.2.2                     to make this Deed admissible in evidence in its jurisdiction of incorporation and other relevant jurisdictions; and

6.2.3                     to enable it to create the Charges and to ensure that the Charges have and will have the priority and ranking which they are expressed to have,

have been obtained or effected and are in full force and effect, save for the payment of stamp duty up to a maximum amount of S$500 payable in Singapore in respect of the stamping of this Deed.

6.3                               No filing or stamp Taxes

Except for the requirements specified at the end of Clause 6.2 (Validity and admissibility in evidence) it is not necessary, under the laws of its jurisdiction of incorporation that this Deed be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to this Deed or the transactions contemplated by this Deed.

6.4                               Ranking

Subject to any applicable reservations in legal opinions delivered pursuant to any Loan Document and the requirements specified at the end of Clause 6.2 (Validity and admissibility in evidence), this Deed creates in favour of the Administrative Agent the Security which it is expressed to create, with the ranking and priority it is expressed to have.

6.5                               Title

It has good and valid title in all respects to the assets which are expressed to be subject to the Security created by or pursuant to this Deed, free from all Security except for the Charges.

6.6                               Winding-up

Except as permitted pursuant to the Credit Agreement, no meeting has been convened, order made or resolution passed for its Winding-up, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its Winding-up.

6.7                               Shares fully paid etc

The Shares (described in Schedule 2 (Shares)) are duly authorised, validly issued and non-assessable and are (or will be when the Memorandum and Articles of Association of the Company have been amended pursuant to Clause 5.7 (Memorandum and Articles of Association)) freely transferable in accordance with the terms of the Articles of Association of the Company. There are no moneys or liabilities outstanding or payable in respect of any of the Shares.

6.8                               Share capital

The Shares constitute all the share capital in the Company and no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued Shares, or any interest in Shares, in the capital of the Company.

6.9                               Form 9

6.9.1                     This Deed creates in favour of the Secured Parties a valid security interest in the Shares, securing the Secured Obligations and other obligations secured under Clause 2.  Upon the filing of a Form 9 with the Registrar of Companies of Bermuda, which will be made promptly following the execution of this Deed, the security interest in the Shares will constitute a security interest in favour of the Secured Parties enforceable against third parties (including creditors of, and any liquidator or administrator appointed with respect to, the Chargor or the Borrower) prior to all Liens and rights of others therein, except for statutorily preferred claims under the laws of the Bermuda (“Statutory Claims”), including without limitation claims in respect of Taxes, assessments or impositions, certain wages or salaries. No Statutory Claims against the Chargor or the Company exist as of the date hereof.

6.9.2                     Other than the filing of Form 9 with the Registrar of Companies of Bermuda, which will be made promptly following the execution of this Deed, no authorisation or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the grant by the Chargor of the security interest granted hereunder or for the execution, delivery or performance of this Deed by the Chargor, or (ii) the maintenance or effectiveness of the security interest created hereunder (including the first priority nature of the Secured Parties’ security interest or its enforceability against third parties).  Except as provided in Clause 6.2 and paragraph 6.9.1 above, no authorisation or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the exercise by the Secured Parties of their rights provided for in this Deed or the remedies in respect of the Shares pursuant to this Deed.

7.                                      Enforcement

7.1                               When enforceable

The Charges shall be enforceable, and the power of sale and other powers conferred by Section 24 of the Act as varied and extended by this Deed shall be exercisable, if an Event of Default shall have occurred and be continuing.

7.2                               Power of sale

The statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees by the Act as varied and extended by this Deed shall arise on the date of this Deed and may be exercised by the Administrative Agent free from the restrictions imposed by Section 25 of the Act, provided that if any of the Charged Assets are to be sold pursuant to the exercise of such statutory power of sale then, to the extent that reasonable notice of such sale is required by any applicable law, ten days’ notice (which shall be deemed to be reasonable notice) of such sale shall be given to the Chargor (but nothing in this Clause 7.2 confers any right on the Administrative Agent to take any action before an Event of Default shall have occurred and be continuing which it would not have had in the absence of this Clause 7.2).

7.3                               Consolidation

Section 21 of the Act shall not apply to this Deed.

8.                                      Administrative Agent’s Rights

8.1                               Rights of Administrative Agent

At any time after an Event of Default shall have occurred and be continuing (whether or not the Administrative Agent shall have taken possession of the Charged Assets), the Administrative Agent shall have the rights set out in Schedule 1 (Rights of Administrative Agent).

8.2                               Delegation

The Administrative Agent may delegate in any manner to any person any rights exercisable by the Administrative Agent under any Loan Document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Administrative Agent thinks fit.

9.                                      Order of Distributions

9.1                               Application of proceeds

If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Chargor of its intent to exercise its rights under the Security Documents, the Administrative Agent or any Delegate in exercise of its rights under this Deed may, subject to the rights of any creditors having priority, apply (a) any cash held by it and (b) the proceeds of any sale or other disposition of all or any part of the Charged Assets or any enforcement of its rights under this Deed in the order provided in Clause 9.2 (Order of distributions).

9.2                               Order of distributions

The order referred to in Clause 9.1 (Application of proceeds) is:

9.2.1                     in or towards the payment of all expenses of and incidental to such sale or other disposition (including, reasonable compensation to any Delegate, agent of and counsel for the Administrative Agent and all costs, losses, expenses, liabilities, and advances incurred or made by the Administrative Agent in connection with this Deed and the other Loan Documents) and any other amounts then due and payable to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement;

9.2.2                     in or towards (i) payment of the unpaid principal of the Secured Obligations rateably and (ii) rateable provision for the payment of the Contingent Secured Obligations, until payment in full of the principal of all Secured Obligations shall have been made and provided for;

9.2.3                     in or towards payment rateably of all interest (including Post-Petition Interest) on the Secured Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

9.2.4                     in or towards (i) payment of all other Secured Obligations rateably and (ii) rateable provision for the payment of all other Contingent Secured Obligations, until payment in full of all such other Secured Obligations and other Contingent Secured Obligations shall have been made (or so provided for); and

9.2.5                     in payment of any surplus to the Chargor or other person entitled to it,

provided that Collateral owned by the Chargor and any proceeds thereof shall be applied pursuant to Clauses 9.2.1, 9.2.2, 9.2.3 and 9.2.4 only to the extent permitted by the limitation in Section 2(i) of the Guarantee Agreement (which provides that the obligations of the Chargor under its Transaction Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Transaction Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law).  The Administrative Agent may make such distributions hereunder in cash or in kind or, on a rateable basis, in any combination thereof.

9.3                               Contingent Secured Obligation

If, at any time, any portion of any monies collected or received by the Administrative Agent would, but for the provisions of this Clause 9.3, be payable pursuant to Clause 9.2 in respect of a Contingent Secured Obligation, the Administrative Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Administrative Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable.  If the holder of such Contingent Secured Obligation does not notify the Administrative Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution.  If such holder does so notify the Administrative Agent as to the maximum ascertainable amounts thereof, the Administrative Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount.

10.                               Liability of Administrative Agent and Delegates

10.1                        Possession

If the Administrative Agent or any Delegate takes possession of the Charged Assets, it or he may at any time relinquish possession.

10.2                        Administrative Agent’s liability

Neither the Administrative Agent nor any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Chargor, any Secured Party or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Administrative Agent, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct. Any third party referred to in this Clause 10 may enjoy the benefit or enforce the terms of this Clause 10 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

11.                               Power of Attorney

11.1                        Appointment

The Chargor by way of security irrevocably appoints the Administrative Agent and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

11.1.1              to do anything which the Chargor is obliged to do (but has not done) under any Loan Document to which it is a party (including to execute charges over, transfers, conveyances, mortgages, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

11.1.2              to exercise any of the rights conferred on the Administrative Agent or any Delegate in relation to the Charged Assets or under any Loan Document, the Act or under general law,

provided that the Administrative Agent shall not exercise any rights or powers conferred on in this Clause 11.1 unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Chargor of its intent to exercise any right to sell or otherwise dispose of any of the Charged Assets.  The Administrative Agent will give the Chargor at least ten days’ prior written notice of the time and place of any public sale or the time at which any private sale or other intended disposition thereof will be made.

11.2                        Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 11.1 (Appointment).  Any attorney referred to in this Clause 11 which is not a party to this Deed may enjoy the benefit or enforce the terms of this Clause 11 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

12.                               Protection of Third Parties

12.1                        No duty to enquire

No purchaser or other person dealing with the Administrative Agent, any other Secured Party or any Delegate shall be concerned to enquire:

12.1.1              whether the rights conferred by or pursuant to any Loan Document are exercisable;

12.1.2              whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

12.1.3              otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

12.1.4              as to the application of any money borrowed or raised.

12.2                        Protection to purchasers

Upon any sale or disposal of the Charged Assets or any part thereof which the Administrative Agent shall make or purport to make under the provisions of this Deed, a statement in writing from the Administrative Agent that the Charges have become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Charged Assets may be transferred and such purchaser or other person will take the same free of any rights of the Chargor.

13.                               Saving Provisions

13.1                        Continuing Security

Subject to Clause 14 (Discharge of Security), the Charges are continuing Security and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

13.2                        Reinstatement

If any payment by the Chargor or any discharge given by a Secured Party (whether in respect of the obligations of any Credit Party or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

13.2.1              the liability of the Chargor and the Charges shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

13.2.2              each Secured Party shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

13.3                        Waiver of defences

Neither the obligations of the Chargor under this Deed nor the Charges will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under any Loan Document or any of the Charges (without limitation and whether or not known to it or any Secured Party) including:

13.3.1              any time, waiver or consent granted to, or composition with, the Chargor, any other Credit Party or other person;

13.3.2              the release of the Chargor, any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any Credit Party;

13.3.3              the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, the Chargor, any other Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

13.3.4              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor, any other Credit Party or any other person;

13.3.5              any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

13.3.6              any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security;

13.3.7              any insolvency, liquidation, Winding-up or similar proceedings; or

13.3.8              this Deed or any other Loan Document not being executed by or binding against any person intended or expressed to be party thereto.

13.4                        Immediate recourse

The Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Deed.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

13.5                        Appropriations

Until all the Secured Obligations have been irrevocably paid in full and all facilities which might give rise to Secured Obligations have terminated, each Secured Party (or any trustee or agent on its behalf) may:

13.5.1              refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

13.5.2              hold in an interest-bearing suspense account any moneys received from the Chargor or on account of the Chargor’s liability under this Deed.

13.6                        Deferral of Chargor’s rights

Until all the Secured Obligations have been irrevocably paid in full and all facilities which might give rise to Secured Obligations have terminated and unless the Administrative Agent otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:

13.6.1              to be indemnified by any other Credit Party;

13.6.2              to claim any contribution from any other Credit Party or any other guarantor of any Credit Party’s obligations under the Loan Documents; and/or

13.6.3              to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any guarantee or other security taken pursuant to, or in connection with, the Loan Documents by any Secured Party.

13.7                        Additional Security

The Charges are in addition to and are not in any way prejudiced by any other guarantees or Security now or subsequently held by any Secured Party.

14.                               Discharge of Security

14.1                        Discharge of Security

14.1.1              Subject to Clause 14.2 (Retention of Security) and to reinstatement as set forth in Section 5.12 of the Credit Agreement, upon the occurrence of the earlier of (i) the release of the Transaction Guarantee of the Chargor pursuant to Section 2(c) of the Guarantee Agreement and (ii) the satisfaction of all of the Ratings Release Conditions, the Administrative Agent shall, at the request and cost of the Chargor, release, reassign or discharge (as appropriate) the Charged Assets from the Charges.

14.1.2              At any time before the Transaction Liens granted by the Borrower terminate, the Administrative Agent may, at the written request of the Borrower, (i) release any Charged Assets (but not all or substantially all the Charged Assets) with the prior written consent of the Required Lenders or (ii) release all or substantially all the Charged Assets with the prior written consent of all Lenders.

14.2                        Retention of Security

If the Administrative Agent considers that any amount paid or credited to any Secured Party under any Loan Document is capable of being avoided or otherwise set aside on the Winding-up of the Chargor or any other person or otherwise so that the Transaction Guarantee of the Chargor may be reinstated pursuant to Section 2(c)(i) of the Guarantee Agreement, the event described in Clause 14.1.1(i) above shall not be considered to have occurred.

15.                               Conduct of Business by the Secured Parties

No provision of this Deed will:

15.1.1              interfere with the right of each Secured Party to arrange its affairs (Taxes or otherwise) in whatever manner it thinks fit;

15.1.2              oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

15.1.3              oblige any Secured Party to disclose any information relating to its affairs (Taxes or otherwise) or any computations in respect of Taxes.

16.                               Currency Indemnity

16.1                        Currency indemnity

16.1.1              If any sum due from the Chargor under this Deed (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the Currency of Account into another currency (the “Second Currency”) for the purpose of:

(i)                           making or filing a claim or proof against the Chargor;

(ii)                        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the Currency of Account into the Second Currency and (b) the rate or rates of exchange available to that Secured Party at the time of its receipt of that Sum.

16.1.2              The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable.

16.2                        Indemnities separate

The indemnity in Clause 16.1 shall:

16.2.1              constitute a separate and independent obligation from the other obligations in this Deed;

16.2.2              give rise to a separate and independent cause of action;

16.2.3              apply irrespective of any indulgence granted by any Secured Party;

16.2.4              continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Secured Obligation or any other judgment or order; and

16.2.5              apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to any Secured Party.

17.                               Payments

17.1                        Payments

All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Administrative Agent may direct.

17.2                        Continuation of accounts

At any time after:

17.2.1              the receipt by any Secured Party of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets; or

17.2.2              the presentation of a petition or the passing of a resolution in relation to the Winding-up of the Chargor,

any Secured Party may open a new account in the name of the Chargor with that Secured Party (whether or not it permits any existing account to continue). If that Secured Party does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to any Loan Document to which the Chargor is party.

18.                               Trust Provisions

18.1                        Declaration of Trust

The Administrative Agent agrees to and shall hold the Charged Assets and the benefit of this Deed on trust for the Secured Parties from time to time as security for the Transaction Guarantee of the Chargor and for the due and punctual payment and discharge of all the Secured Obligations guaranteed by the Chargor under the Transaction Guarantee of the Chargor and on the terms and subject to the conditions contained in this Deed and the obligations, rights and benefits vested or to be vested in the Administrative Agent by this Deed or any document entered into pursuant hereto shall (as well before as after enforcement) be performed and (as the case may be) exercised in accordance with the provisions of this Deed.

18.2                        Rights upon enforcement

At any time after an Event of Default shall have occurred and be continuing and until the whole of the Charged Assets shall be sold, called in, collected or converted under the powers of conversion conferred upon the Administrative Agent, the Administrative Agent shall have, in addition to the powers conferred upon it by or pursuant to this Deed, power at its discretion and without being responsible for any loss or damage which may arise or be occasioned thereby and without any consent by the Secured Parties or the Chargor to do each and every of the following things:

18.2.1              settle, adjust, refer to arbitration, compromise or arrange all accounts, questions, claims and demands whatsoever in relation to the Charged Assets or any part thereof;

18.2.2              execute and do contracts, deeds, documents and things and bring, defend or abandon actions, suits and proceedings in relation to the Charged Assets in the name of the Chargor;

18.2.3              discharge the Charged Assets or any part thereof from the security constituted by this Deed where the Administrative Agent considers such discharge to be expedient in the interests of the Secured Parties and on such terms and conditions as it thinks fit; and

18.2.4              generally to do anything in relation to the Charged Assets or any part thereof as it could do if it were absolutely entitled thereto.

18.3                        Indemnification

The Administrative Agent shall not be bound to take any steps to enforce the performance of any provisions of this Deed unless it shall be indemnified to its satisfaction by the Secured Parties against all proceedings, claims and demands to which it may be or become liable and all costs, charges, expenses and liabilities which may be incurred by it in connection therewith.

18.4                        Raise Moneys

The Administrative Agent may at any time after the security constituted by this Deed shall have become enforceable, advance, raise or borrow money on the security of the Charged Assets or any part thereof for the purpose of defraying any costs, charges, losses and expenses which shall be paid or incurred by the Administrative Agent in relation to this Deed (including remuneration of the Administrative Agent) or which the Administrative Agent anticipates may be paid or incurred in the exercise of the powers, authorities and discretions vested in it or for all other purposes of this Deed and the Administrative Agent may advance, raise and borrow such moneys at such rates of interest and generally on such terms and conditions as the Administrative Agent shall think fit and may secure the repayment of the moneys so advanced, raised or borrowed with interest on the same by mortgaging or otherwise charging the Charged Assets or any part thereof and generally in such manner and form as the Administrative Agent shall think fit and for the purposes aforesaid may execute and do all such assurances, deeds, acts and things as it shall think fit and no person lending any such money shall be concerned to enquire as to the propriety or purpose of the exercise of this power or to see to the application of any moneys so raised or borrowed.

18.5                        Supplement to the Trustees Act

By way of supplement to the Trustees Act, Chapter 337 of Singapore, it is expressly declared as follows:

18.5.1              the Administrative Agent may, in relation to this Deed, act on the opinion, certificate or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the  Administrative Agent, the Chargor or any other Secured Party and shall not be responsible for any loss occasioned by so acting;

18.5.2              any such opinion, certificate, advice or information may be sent or obtained by letter or facsimile transmission and the Administrative Agent shall not be liable for acting on any opinion, certificate, advice or information purporting to be conveyed by any such letter or facsimile transmission although the same shall contain some error or shall not be authentic;

18.5.3              the Administrative Agent may call for and shall be at liberty to accept a certificate signed by any director of the Chargor as to any fact or matter on which the Administrative Agent may need or wish to be satisfied as sufficient evidence thereof and a like certificate that any assets in the  opinion  of  the  person so certifying have a particular value or produce a particular income or are suitable for such company’s purposes as sufficient evidence that they have that value or produce that income or are so suitable and a like certificate to the effect that any particular dealing, transaction, step or thing is in the opinion of the person so certifying expedient as sufficient evidence that it is expedient and the Administrative Agent shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing to do so or by its acting on any such certificate;

18.5.4              with a view to facilitating sales and other dealings under any provisions of this Deed, the Administrative Agent shall have full power prospectively to consent to any specified transaction conditionally on the same conforming to any specified conditions laid down or approved by the Administrative Agent;

18.5.5              the Administrative Agent shall have full power to determine as between itself and the other Secured Parties all questions and doubts arising in relation to any of the provisions of this Deed and every such determination whether made upon a question actually raised or implied in the acts or proceedings of the Administrative Agent shall be conclusive and shall bind all persons interested under this Deed;

18.5.6              the Administrative Agent shall not be bound to take any steps to ascertain whether any event has happened which causes, or which with the lapse of time and/or a relevant determination, would cause, the Secured Obligations to become payable or the security constituted by this Deed to become enforceable and the Administrative Agent shall be entitled to assume without enquiry that no such event has happened and that the Chargor is duly performing all its obligations contained in this Deed and that the Borrower and each of the other Loan Parties is duly performing its obligations contained in the other Loan Documents;

18.5.7              the Administrative Agent shall not be concerned with or be responsible for any consolidation, amalgamation or merger of the Chargor or any sale or transfer of all or substantially all of the assets of the Chargor or the form or substance of any plan relating thereto or the consequences thereof to any Secured Party;

18.5.8              the Administrative Agent shall be at liberty to hold or deposit this Deed and any share certificates or documents relating to this Deed with any banker or banking company or any company whose business includes undertaking the safe custody of share certificates or documents or with any lawyer or firm of lawyers of good repute and the Administrative Agent shall not be responsible for, or be required to insure against, any loss incurred in connection with any such holding or deposit and the Administrative Agent may pay all sums required to be paid on account or in respect of any such deposit;

18.5.9              save as herein expressly provided, the Administrative Agent shall as between itself and the other Secured Parties, as regards all the duties, trusts, powers, authorities, rights and discretions vested in it by this Deed, have absolute and uncontrolled discretion as to the exercise thereof and it shall be in no way responsible for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non-exercise thereof and whenever the Administrative Agent is, under the provisions of this Deed, bound to act at the request or direction of the Secured Parties the Administrative Agent shall nevertheless not be so bound unless first indemnified to its satisfaction  against  all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

18.5.10       the Administrative Agent may, in the conduct of the trusts of this Deed, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Administrative Agent (including the receipt and payment of money) and any trustee, being a lawyer, banker, broker or other person engaged in any profession or business, shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or any partner of his or by his firm in connection with such trusts and also his charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Deed, including matters which might or should have been attended to in person by a trustee not being a lawyer, banker, broker or other person engaged in any profession or business; and the Administrative Agent shall not be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

18.5.11       the Administrative Agent may whenever it thinks it expedient in the interest of the Secured Parties, whether by power of attorney or in such other manner as it may think fit, delegate to any person or persons or fluctuating body of persons selected by it all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Deed and any such delegation may be made upon such terms and conditions

(including power to sub-delegate with the approval of the Administrative Agent) and subject to such regulations as the Administrative Agent may in the interests of the Secured Parties think fit and, provided that the Administrative Agent shall have exercised reasonable care in the selection of such delegate, it shall not be under any obligation to supervise the proceedings of and shall not be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate or be bound to supervise the proceedings or acts of any such person; the Administrative Agent shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Chargor and shall procure that any delegate shall give notice to the Chargor of any appointment of any sub-delegate;

18.5.12       the Administrative Agent shall be entitled to rely on the certificate of a duly authorised officer of any Secured Party as to the amount payable in respect of the Secured Obligations due to such Secured Party and shall not be liable to the Chargor by reason of such reliance;

18.5.13       any consent given by the Administrative Agent for the purposes of this Deed may be given on such terms and conditions (if any) as the Administrative Agent thinks fit;

18.5.14       the Administrative Agent shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Secured Party any confidential, financial, price sensitive, or other information made available to the Administrative Agent by the Chargor in connection with this Deed and no Secured Party shall be entitled to take any action to obtain from the Administrative Agent any such information; and

18.5.15       the Administrative Agent may determine whether or not a default in the performance by the Chargor of any obligation under the provisions of this Deed is in its opinion capable of remedy and/or is materially prejudicial to the interests of the Secured Parties and any such determination shall be conclusive and binding upon the Chargor and the Secured Parties,

Provided, nevertheless, that nothing contained in this sub-Clause shall, in any case in which the Administrative Agent has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Deed conferring on the Administrative Agent any powers, authorities or discretions, relieve or indemnify the Administrative Agent against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

18.6                        Title

The Administrative Agent shall accept without investigation, requisition or objection, such title as the Chargor may have to the Charged Assets and shall not be bound or concerned to examine or enquire into nor be liable for any defect or failure in the title of the Chargor to the Charged Assets or any part thereof whether such defect or failure was known to the Administrative Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not but the Chargor shall nevertheless observe any undertaking given by them with regard to any such title.

18.7                        Indemnity

The Administrative Agent and every other attorney, agent or other person appointed by the Administrative Agent under the provisions of this Deed shall be entitled to be indemnified out of the Charged Assets in respect of all liabilities, costs, charges and expenses properly incurred by it or him in relation to this Deed or to the preparation and execution or purported execution thereof or to the carrying out of the trusts of this Deed or the exercise of any trusts, powers or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Deed in priority to any payments to the Secured Parties and the Administrative Agent and the Administrative Agent may retain and pay out of any moneys in its or his hands arising from this Deed all sums necessary to effect such indemnity and also the remuneration of the Administrative Agent (if any). Any third party referred to in this Clause 18.7 may enjoy the benefit of or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

18.8                        Performance of covenants

The Administrative Agent is hereby authorised and it is declared that it is entitled to assume without enquiry (in the absence of knowledge by or an express notice to it to the contrary) that the Chargor is duly performing and observing all the covenants and provisions contained in this Deed and on its part to be performed and observed and notwithstanding knowledge by or notice to the Administrative Agent of any breach of any such covenant, condition, provision or obligation it shall be in the discretion of the Administrative Agent whether to take any action or proceedings or to enforce the performance thereof and notwithstanding that the security constituted by this Deed shall have become enforceable and that it may be expedient to enforce the same the Administrative Agent shall not be bound to enforce the same or any of the covenants, conditions, provisions or obligations of this Deed unless and until in any of such cases the Administrative Agent is requested to do so by the Required Lenders and then only if it shall be indemnified to its satisfaction against all actions, proceedings, costs, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

18.9                        Other transactions

The Administrative Agent and any director or officer of any corporation being a trustee pursuant to this Deed or any company or person in any other way associated with the Administrative Agent hereof shall be entitled to enter into or to be otherwise interested in any banking, financial or business contracts or any other transactions or arrangements with the Chargor or in connection with the whole or any part of the Charged Assets which it could have entered into had it not been a trustee pursuant to this Deed; and the Administrative Agent shall not be accountable to the Chargor or any of the Secured Parties for any profits or benefits resulting or arising from any contract, transaction or arrangement as is mentioned in this Clause and the Administrative Agent shall also be at liberty to retain for its own benefit and shall be in no way accountable to the Chargor or any of the Secured Parties for any benefits or profits or any fees, commissions, discounts or share of brokerage allowed to it by bankers, brokers or other parties in relation to or otherwise arising out of any contract, transaction or arrangement (including any dealing with the Charged Assets) permitted by or effected under or in connection with this Deed and if any contract, transaction or arrangement as is mentioned in this Clause is dependent on or involves the exercise by the Administrative Agent of any discretion the Administrative Agent shall be free if it thinks fit to exercise such discretion so as to permit such contract, transaction or arrangement notwithstanding its interest therein.

18.10                 Modifications

The Administrative Agent may at any time and from time to time without the consent or sanction of the Secured Parties concur with the Chargor in making such modifications to this Deed as may be agreed between the Chargor and the Administrative Agent, provided that the Administrative Agent is of the opinion that such modification will not be materially prejudicial to the interests of the Secured Parties or where the modification is to correct a manifest error or omission.

18.11                 Waiver

Unless otherwise directed by the Secured Parties, the Administrative Agent may from time to time and at any time, provided that in its opinion the interests of the Secured Parties will not thereby be materially prejudiced, waive or authorise, on such terms and conditions (if any) as shall seem expedient to the Administrative Agent, any breach or proposed breach by the Chargor of any of the covenants, conditions, provisions or obligations on its part contained in this Deed other than a breach which gives rise to an event upon which the security constituted by this Deed becomes enforceable without prejudice to the rights of the Administrative Agent in respect of any subsequent breach thereof.

18.12                 Discretion

Where under this Deed provision is made for the giving of any consent or the exercise of any discretion by the Administrative Agent any such consent may be given and any such discretion may be exercised on such terms and conditions (if any) as the Administrative Agent may think fit and the Chargor shall observe and perform any such terms and conditions and the Administrative Agent may at any time waive or agree to a variation in such terms and conditions.  Any such consent may be given retrospectively.

18.13                 New Trustee

Subject to Clause 18.15, the power to appoint a new trustee hereof shall be vested in the Chargor but no person shall be appointed who shall not previously have been approved by the Secured Parties.  Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Chargor to the Secured Parties. The Required Lenders shall have power to remove any trustee for the time being hereof.

18.14                 Retirement

Any Administrative Agent hereof may, subject to Clause 18.15, retire at any time on giving not less than 30 days’ prior written notice thereof to the Chargor and each of the Lenders without assigning any reason and without being responsible for any costs occasioned by such retirement. The Chargor undertakes that, in the event of the Administrative Agent giving notice under this Clause, it shall as soon as possible procure a new trustee to be appointed.

The retirement of an Administrative Agent shall not take effect unless and until a new trustee is appointed.

18.15                 Documentation

Where a new trustee is appointed pursuant to Clause 18.13 or 18.14, each of the Parties agrees to execute such documents and take such steps as are necessary to procure that the rights and benefits of the security constituted by this Deed are fully and effectually vested in such new trustee.

18.16                 Powers Additional

The powers conferred on the Administrative Agent shall be in addition to any powers which may from time to time be vested in the Administrative Agent by the general law.

18.17                 No Action

The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder (i) if such action would, in the opinion of the Administrative Agent, be contrary to law or the terms herein or any other Loan Document or (ii) if the Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

19.                               Rights, Amendments, Waivers and Determinations

19.1                        Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail.

19.2                        Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or Delegate, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.

19.3                        Amendments and waivers

Any term of this Deed may be amended or waived only with the consent of the Administrative Agent and the Chargor.

19.4                        Determinations

Any certification or determination by any Secured Party or any Delegate under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.                               Separate and Independent Obligations

The Security created by the Chargor by or in connection with any Loan Document is separate from and independent of the Security created or intended to be created by any other Credit Party by or in connection with any Loan Document.

21.                               Partial Invalidity

If, at any time, any provision of the Loan Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

22.                               Notices

22.1                        Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the other by not less than five Business Days’ notice.

22.3                        Delivery

22.3.1              Any communication or document made or delivered by one Party to another under or in connection with this Deed will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that department or officer.

22.3.2              Any communication or document to be made or delivered to the Administrative Agent will be effective only when actually received by the Administrative Agent and then only if it is expressly marked for the attention of the department or officer specified below (or any substitute department or officer as the Administrative Agent shall specify for this purpose).

23.                               Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

24.                               Governing Law

This Deed shall be governed by, and construed in accordance with, the laws of Singapore.

25.                               Jurisdiction

25.1                        Jurisdiction of Singapore courts

The courts of Singapore have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

25.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law the Chargor:

25.2.1              irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this Deed; and

25.2.2              agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

25.3                        Venue

The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

25.4                        Other competent jurisdiction

This Clause 25 is for the benefit of the Administrative Agent only. As a result, the Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Administrative Agent may take concurrent proceedings in any number of jurisdictions.

25.5                        Consent to enforcement

25.5.1              The Chargor irrevocably and generally consents in respect of any Dispute anywhere to the giving of any relief or the issue of any process in connection with that Dispute including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use of intended use) of any order or judgment which may be made or given in that Dispute, and agrees that any final order or judgment shall be conclusive.

25.5.2              The Chargor expressly agrees and consents to the provisions of this Clause 25.

25.6                        Waiver of immunity

The Chargor irrevocably agrees that, should any Party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise in connection with any Loan Document), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or with respect to its assets, any such immunity being irrevocably waived.

The Chargor irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Deed.

Schedule 1

Rights of Administrative Agent

The Administrative Agent shall, in addition to the rights and benefits to which it shall be entitled, under Clause 18, have the right, either in its own name or in the name of the Chargor or otherwise and in such manner and on such terms and conditions as the Administrative Agent thinks fit, and either alone or jointly with any other person:

(a)           Enter into possession

to take possession of, get in and collect the Charged Assets and to require payment to it of all Dividends;

(b)           Deal with Charged Assets

to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public or private offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)           Borrow money

to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)           Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Charged Assets;

(e)           Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets or any business of the Chargor;

(f)            Redemption of Security

to redeem any Security (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

(g)           Rights of ownership

to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as the Administrative Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets; and

(h)           Other powers

to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Administrative Agent under or by virtue of any Loan Document to which the Chargor is party, the Act or any other applicable laws or regulations.

Schedule 2

Shares

100,000  issued and fully paid-up ordinary shares in the capital of the Company.

Schedule 3
Form No. 9

BERMUDA

THE COMPANIES ACT 1981

PARTICULARS OF A MORTGAGE OR CHARGE

Pursuant to section 55 of the Companies Act 1981

Name of Company

Marvell International Ltd. (the “Company”)

Date and description of the instrument creating or evidencing the mortgage or charge

Share Charge (the “Charge”) dated as of 8 November 2006 between the Company and Credit Suisse, Cayman Islands Branch, as trustee for the benefit of the Secured Parties (as defined in the Charge).

Amount due or owing on the mortgage or charge

Secured Obligations (as defined in the Charge) guaranteed by the Company under its Transaction Guarantee (as defined in the Charge), and such Transaction Guarantee

Names, addresses and description of the mortgagees or persons entitled to the charge

Credit Suisse, Cayman Islands Branch

c/o Eleven Madison Avenue, New York, New York 10010, U.S.A.

as trustee for the benefit of the Secured Parties (as defined in the Charge).

Short particulars of all the property mortgaged or charged

Charged Assets (as defined in the Charge)

Particulars as to commission, allowance or discount (Note 3)

N/A

Signed:                                                                  Date: [8] November 2006

Conyers Dill & Pearman

Designation of position in relation to the company

Attorneys to Credit Suisse

NOTES:

1.                                       The original instrument or certified copy creating the charge, together with this form, must be delivered to the Registrar and must be accompanied by the prescribed fee. Please complete the form in black type.

2.                                       A description of the instrument, eg “Trust Deed” “Debenture”, “Mortgage” or “legal charge”, etc, as the case may be, should be given.

3.                                       In this section should be inserted the amount or rate per cent of the commission, allowance or discount (if any) paid or made either directly or indirectly by the company to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional for any of the debentures included in this return.  The rate of interest payable under the terms of the debentures should not be entered.

4.                                       If the spaces overleaf are insufficient, the particulars may be continued on a separate sheet.

In witness whereof this Deed has been duly executed as a deed on the date stated at the beginning of this Deed.

The Chargor

SIGNED SEALED and DELIVERED

by /s/ Carol Feathers

as attorney of and for and on behalf of

MARVELL INTERNATIONAL LTD.

in the presence of :

/s Carol Feathers

Witness’s signature

Address:	c/o Marvell Technology Group Ltd.
5488 Marvell Lane, Santa Clara, CA 95054
United States of America

Fax No.:	+1 408 832 4309

Attention:              Chief Financial Officer

The Administrative Agent

SIGNED SEALED and DELIVERED

by	Cassandra Droogan
Vice President
Shaheen Malik
Associate

as attorney of and for and on behalf of

CREDIT SUISSE,

CAYMAN ISLANDS BRANCH

in the presence of :

/s/ NUPUR KUMAR
Witness’s signature Nupur Kumar

Address:	Eleven Madison Avenue,
New York, New York 10010
United States of America

Fax No.:	+ 1 212 325 8304

Attention:              Thomas Lynch